Exhibit 99.1

Quest Diagnostics Reports Fourth Quarter and Full Year 2023 Financial Results;
Provides Guidance for Full Year 2024; Increases Quarterly Dividend 5.6% to $0.75 Per Share

•Fourth quarter revenues of $2.29 billion, down 1.9% from 2022
•Fourth quarter reported diluted earnings per share ("EPS") of $1.70, up 95.4% from 2022; and adjusted diluted EPS of $2.15, up 8.6% from 2022
•Fourth quarter base business revenues of $2.25 billion, up 4.7% from 2022
•Fourth quarter COVID-19 testing revenues of $37 million, down 79.8% from 2022
•Full year revenues of $9.25 billion, down 6.4% from 2022
•Full year reported diluted EPS of $7.49, down 6.0% from 2022; and adjusted diluted EPS of $8.71, down 12.5% from 2022
•Full year base business revenues of $9.03 billion, up 7.1% from 2022
•Full year COVID-19 testing revenues of $223 million, down 84.7% from 2022
•Full year 2024 reported diluted EPS expected to be between $7.69 and $7.99; and adjusted diluted EPS expected to be between $8.60 and $8.90

SECAUCUS, N.J., February 1, 2024 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the fourth quarter and full year ended December 31, 2023.

“We delivered strong revenue growth in our base business of 7% for the full year 2023 and delivered on our earnings commitment as we transitioned away from COVID testing,” said Jim Davis, Chairman, CEO, and President. “We made progress during the year advancing our growth strategy with innovative testing solutions, new and expanded relationships with health systems, and a robust pipeline of M&A and professional lab services opportunities. We also delivered double-digit revenue growth in several clinical areas, including in advanced cardiometabolic, prenatal and hereditary genetics, and neurology, as well as strengthened our oncology offering with a strategic investment in higher growth minimal residual disease testing."

Mr. Davis continued: “Our guidance for 2024 reflects a return to overall revenue growth while balancing the earnings tailwinds and headwinds we see for the year. Looking beyond 2024, we are well positioned to deliver our long-term financial outlook to drive mid-single digit revenue growth and high-single digit earnings growth. Finally, I’m grateful to our dedicated Quest colleagues who bring our purpose to life every day, working together to create a healthier world, one life at a time.”

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,288	$2,333	(1.9)%	$9,252	$9,883	(6.4)%
Base business revenues (a)	$2,251	$2,149	4.7%	$9,029	$8,429	7.1%
COVID-19 testing revenues	$37	$184	(79.8)%	$223	$1,454	(84.7)%

Diagnostic information services revenues	$2,221	$2,265	(2.0)%	$8,976	$9,609	(6.6)%
Revenue per requisition			(3.5)%			(5.9)%
Requisition volume			1.9%			(0.6)%
Organic requisition volume			1.4%			(1.0)%
Operating income (b)	$267	$135	98.2%	$1,262	$1,428	(11.6)%
Operating income as a percentage of net revenues (b)	11.7%	5.8%	5.9%	13.6%	14.5%	(0.9)%
Net income attributable to Quest Diagnostics (b)	$192	$101	91.3%	$854	$946	(9.7)%
Diluted EPS (b)	$1.70	$0.87	95.4%	$7.49	$7.97	(6.0)%
Cash provided by operations	$527	$334	58.0%	$1,272	$1,718	(25.9)%
Capital expenditures	$72	$147	(51.6)%	$408	$404	0.9%

Adjusted (b):
Operating income	$338	$330	2.1%	$1,457	$1,742	(16.3)%
Operating income as a percentage of net revenues	14.8%	14.2%	0.6%	15.8%	17.6%	(1.8)%
Net income attributable to Quest Diagnostics	$245	$229	6.9%	$994	$1,181	(15.9)%
Diluted EPS	$2.15	$1.98	8.6%	$8.71	$9.95	(12.5)%

(a)Excludes COVID-19 testing.

(b)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Dividend Increased

Quest Diagnostics' Board of Directors has authorized a 5.6% increase in its quarterly dividend from $0.71 to $0.75 per share, or $3.00 per share annually, effective with the dividend payable on April 22, 2024 to shareholders of record of Quest Diagnostics common stock on April 8, 2024. The company has raised its dividend annually since 2011.

Guidance for Full Year 2024

We estimate full year 2024 guidance as follows:

	Low	High
Net revenues	$9.35 billion	$9.45 billion
Net revenues increase	1.1%	2.1%
Reported diluted EPS	$7.69	$7.99
Adjusted diluted EPS	$8.60	$8.90
Cash provided by operations	Approximately $1.3 billion
Capital expenditures	Approximately $420 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity (our initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities), gains and losses associated with changes in the carrying value of our strategic investments, impairment charges, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on February 1, 2024 until midnight Eastern Time on February 15, 2024, by phone at 800-934-9421 for domestic callers and 203-369-3391 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes. Derived from the world's largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net revenues	$2,288	$2,333	$9,252	$9,883

Operating costs and expenses and other operating income:
Cost of services	1,552	1,575	6,199	6,450
Selling, general and administrative	407	563	1,642	1,874
Amortization of intangible assets	27	39	108	120
Other operating expense, net	35	21	41	11
Total operating costs and expenses, net	2,021	2,198	7,990	8,455

Operating income	267	135	1,262	1,428

Other income (expense):
Interest expense, net	(40)	(32)	(152)	(138)
Other income (expense), net	10	6	20	(55)
Total non-operating expense, net	(30)	(26)	(132)	(193)

Income before income taxes and equity in earnings of equity method investees	237	109	1,130	1,235
Income tax (expense) benefit	(40)	4	(248)	(264)
Equity in earnings of equity method investees, net of taxes	8	3	26	44
Net income	205	116	908	1,015
Less: Net income attributable to noncontrolling interests	13	15	54	69
Net income attributable to Quest Diagnostics	$192	$101	$854	$946

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.72	$0.89	$7.59	$8.10

Diluted	$1.70	$0.87	$7.49	$7.97

Weighted average common shares outstanding:
Basic	112	113	112	116

Diluted	113	115	113	118

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$686	$315
Accounts receivable, net	1,210	1,195
Inventories	190	192
Prepaid expenses and other current assets	286	196
Total current assets	2,372	1,898
Property, plant and equipment, net	1,816	1,766
Operating lease right-of-use assets	602	585
Goodwill	7,733	7,220
Intangible assets, net	1,166	1,092
Investment in equity method investees	135	132
Other assets	198	144
Total assets	$14,022	$12,837

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,359	$1,396
Current portion of long-term debt	303	2
Current portion of long-term operating lease liabilities	153	153
Total current liabilities	1,815	1,551
Long-term debt	4,410	3,978
Long-term operating lease liabilities	503	489
Other liabilities	876	812
Redeemable noncontrolling interest	76	77
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both December 31, 2023 and 2022; 162 shares issued as of both December 31, 2023 and 2022	2	2
Additional paid-in capital	2,320	2,295
Retained earnings	8,825	8,290
Accumulated other comprehensive loss	(14)	(21)
Treasury stock, at cost; 51 shares as of both December 31, 2023 and 2022	(4,826)	(4,673)
Total Quest Diagnostics stockholders' equity	6,307	5,893
Noncontrolling interests	35	37
Total stockholders' equity	6,342	5,930
Total liabilities and stockholders' equity	$14,022	$12,837

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2023 and 2022
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$908	$1,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	439	437
Provision for credit losses	1	3
Deferred income tax (benefit) provision	(49)	1
Stock-based compensation expense	77	77
Other, net	41	66
Changes in operating assets and liabilities:
Accounts receivable	(15)	246
Accounts payable and accrued expenses	(55)	(149)
Income taxes payable	(2)	(31)
Other assets and liabilities, net	(73)	53
Net cash provided by operating activities	1,272	1,718

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(611)	(144)
Capital expenditures	(408)	(404)
(Increase) decrease in investments and other assets, net	(42)	5
Net cash used in investing activities	(1,061)	(543)

Cash flows from financing activities:
Proceeds from borrowings	2,592	—
Repayments of debt	(1,844)	(2)
Purchases of treasury stock	(275)	(1,408)
Exercise of stock options	72	123
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(28)	(28)
Dividends paid	(314)	(305)
Distributions to noncontrolling interest partners	(57)	(73)
Other financing activities, net	14	(39)
Net cash provided by (used in) financing activities	160	(1,732)

Net change in cash and cash equivalents and restricted cash	371	(557)
Cash and cash equivalents and restricted cash, beginning of period	315	872
Cash and cash equivalents and restricted cash, end of period	$686	$315

Cash paid during the period for:
Interest	$134	$156
Income taxes	$317	$283

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$192	$101	$854	$946
Less: Earnings allocated to participating securities	—	—	4	4
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$192	$101	$850	$942

Weighted average common shares outstanding - basic	112	113	112	116
Effect of dilutive securities:
Stock options and performance share units	1	2	1	2
Weighted average common shares outstanding - diluted	113	115	113	118

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.72	$0.89	$7.59	$8.10
Diluted	$1.70	$0.87	$7.49	$7.97

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended December 31, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$267	11.7%	$(40)	$8	$192	$1.70
Restructuring and integration charges (a)	11	0.5	(2)	—	9	0.07
Other (b)	33	1.4	(6)	—	27	0.23
Amortization expense	27	1.2	(8)	—	19	0.17
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$338	14.8%	$(58)	$8	$245	$2.15

	Twelve Months Ended December 31, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,262	13.6%	$(248)	$26	$854	$7.49
Restructuring and integration charges (a)	43	0.5	(10)	—	33	0.29
Other (b)	44	0.5	(8)	—	36	0.31
Gains and losses on investments (c)	—	—	(1)	3	2	0.02
Amortization expense	108	1.2	(28)	—	80	0.70
ETB	—	—	(11)	—	(11)	(0.10)
As adjusted	$1,457	15.8%	$(306)	$29	$994	$8.71

	Three Months Ended December 31, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax (expense) benefit (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$135	5.8%	$4	$3	$101	$0.87
Restructuring and integration charges (a)	51	2.2	(12)	—	39	0.34
Other (b)	21	0.9	(20)	—	1	0.01
Gains and losses on investments (c)	—	—	(2)	3	1	0.01
Quest for Health Equity costs (d)	84	3.6	(22)		62	0.53
Amortization expense	39	1.7	(10)	—	29	0.25
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$330	14.2%	$(66)	$6	$229	$1.98

	Twelve Months Ended December 31, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,428	14.5%	$(264)	$44	$946	$7.97
Restructuring and integration charges (a)	88	0.9	(22)	—	66	0.56
Other (b)	13	0.1	(19)	—	(6)	(0.05)
Gains and losses on investments (c)	—	—	(11)	12	31	0.26
Quest for Health Equity costs (d)	93	0.9	(24)	—	69	0.59
Amortization expense	120	1.2	(31)	—	89	0.74
ETB	—	—	(14)	—	(14)	(0.12)
As adjusted	$1,742	17.6%	$(385)	$56	$1,181	$9.95
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(a)For both the three and twelve months ended December 31, 2023, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. For both the three and twelve months ended December 31, 2022, the pre-tax impact represents costs primarily associated with workforce reductions, systems conversions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(dollars in millions)
Cost of services	$4	$19	$16	$32
Selling, general and administrative	7	32	27	56

Operating income	$11	$51	$43	$88

(b)For both the three and twelve months ended December 31, 2023, the pre-tax impact primarily represents a $29 million impairment charge on certain long-lived assets related to the shutdown of a business and, to a lesser extent, losses associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. For the three months ended December 31, 2022, the pre-tax impact primarily represents a $14 million impairment charge on certain property, plant and equipment and a $6 million loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. For the twelve months ended December 31, 2022, the pre-tax impact primarily represents the $14 million impairment charge on certain property, plant and equipment and a $5 million loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions, partially offset by a $10 million gain from a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act associated with the retention of employees. Additionally, both the three and twelve months ended December 31, 2022 include an $18 million income tax benefit due to the adjustment to state deferred tax liabilities related to depreciation expense, recorded in income tax (expense) benefit. The following table summarizes the pre-tax impact of these other items on our consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(dollars in millions)
Cost of services	$—	$—	$—	$2
Selling, general and administrative	(2)	—	5	—
Other operating expense, net	35	21	39	11
Operating income	$33	$21	$44	$13

(c)For all periods presented, the pre-tax impact primarily represents gains and losses associated with changes in the carrying value of our strategic investments. The following table summarizes the pre-tax impact of gains and losses on investments on our consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(dollars in millions)
Other income (expense), net	$—	$—	$—	$30

Equity in earnings of equity method investees, net of taxes	$—	$3	$3	$12

(d)For both the three and twelve months ended December 31, 2022, the pre-tax impact represents the costs associated with donations, contributions and other financial support through Quest for Health Equity, recorded in selling, general and administrative expenses.

(e)For restructuring and integration charges, gains and losses on investments, Quest for Health Equity costs, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2023 and 2022. Additionally, both the three months and twelve months ended December 31, 2022 include an $18 million benefit due to an adjustment to state deferred tax liabilities related to depreciation expense.

3)For the three and twelve months ended December 31, 2023, we repurchased 2.0 million shares of our common stock for $276 million. As of December 31, 2023, $1.0 billion remained available under our share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2024 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2024. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, both of which are difficult to predict. The following table reconciles our 2024 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.69	$7.99
Restructuring and integration charges (a)	0.17	0.17
Amortization expense (b)	0.84	0.84
ETB	(0.10)	(0.10)
Adjusted diluted EPS	$8.60	$8.90

(a)Represents estimated pre-tax charges of $26 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $128 million. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.